UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we,” “us,” and “our” refer to Five Star Quality Care, Inc.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2016, our Board of Directors, or the Board, approved amended and restated bylaws, effective on that date.

The amended and restated bylaws amend the informational requirements for stockholders seeking to nominate individuals for election to the Board at an annual meeting of stockholders.  Pursuant to the amended and restated bylaws, the advance notice required to be provided by the proponent stockholder(s) must now include:

•                  A completed and executed questionnaire (in the form available from our secretary) of each proposed nominee regarding his or her background and qualification to serve as a Director, the background of any other person or entity on whose behalf the nomination is being made and the information relating to such proposed nominee and such other person or entity that would be required to be disclosed in connection with a solicitation of proxies for election of such proposed nominee as a Director in an election contest (even if an election contest is not involved) or would otherwise be required in connection with such solicitation, in each case pursuant to the Securities Exchange Act of 1934, as amended, or that would otherwise be required to be disclosed pursuant to the rules of any national stock exchange on which our securities are listed or traded; and

•                  A representation and agreement (in the form available from our secretary) of each proposed nominee that: (1) he or she is not and will not become a party to any arrangement with, and does not have any commitment and has not given any assurance to, any person or entity as to how he or she, if elected as Director, will act or vote on any issue or question, or that could limit or interfere with his or her ability to comply, if elected as Director, with his or her duties to us, in each case unless previously disclosed to us; (2) he or she is not and will not become a party to any arrangement with any person or entity, other than us, for any direct or indirect compensation, reimbursement or indemnification in connection with or related to his or her service as, or any action or omission in his or her capacity as, a Director not previously disclosed to us; (3) if elected, he or she will comply with applicable law and any of our corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines; and (4) he or she consents to being named as a nominee and to serving as a Director, if elected.

The amended and restated bylaws amend the share ownership requirements for stockholders seeking to propose business, other than the election of Directors, to be considered by stockholders at an annual meeting of stockholders.  Pursuant to the amended and restated bylaws, the proponent stockholder(s) must have each continuously owned (as defined in the amended and restated bylaws) our shares of stock entitled to vote in the election of Directors or on a proposal of other business, for at least three years prior to each of the date of the giving of the notice of the proposal of other business, the record date for determining the stockholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such stockholder(s) as of each such date and during such three year period representing at least 3% of our shares of common stock. Our bylaws previously required that a proponent stockholder own at least $2,000 in market value or 1% of our shares of common stock entitled to vote at the meeting on a proposal of business other than the election of Directors for at least one year from the date such stockholder gave notice of the proposal of such business.

The amended and restated bylaws make certain clarifying changes to the advance notice provisions for stockholders seeking to nominate individuals for election to the Board or propose other business to be considered by stockholders at an annual meeting of stockholders, including, among other things, with respect to the documentation required to verify any proponent stockholder’s(s’) continuous ownership of the requisite number of our shares of common stock throughout the requisite period, each as specified in the amended and restated bylaws, and the time period for stockholders to submit nominations or the proposal of other business for consideration at an annual meeting.  The amended and restated bylaws also clarify that stockholders presenting a proposal that seeks to remove one or more of our Directors for cause must meet all of the requirements in the amended and restated bylaws for a nomination of an individual for election to the Board at an annual meeting of stockholders or a proposal of other business.

The amended and restated bylaws amend the provisions regarding arbitration procedures for disputes to, among other things: (1) add a provision allowing for an award or decision rendered pursuant to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or AAA, to be appealed pursuant to the AAA appeals process, and shall not be considered final until after the time for filing a notice of appeal pursuant to the AAA appellate rules has expired, and otherwise until the appellate process has been completed; (2) provide that the arbitration provisions do not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our charter or of the amended and restated bylaws, and that any such request or similar action shall be heard in accordance with the exclusive forum provisions of the amended and restated bylaws; and (3) provide that, with respect to any dispute involving both a question of the meaning, interpretation or validity of any provision of our charter or of the amended and restated bylaws and any other matter in dispute, the arbitration of such other matter shall be stayed until a final, non-appealable judgment regarding such meaning, interpretation or validity has been rendered in accordance with the exclusive forum provisions of the amended and restated bylaws.

The amended and restated bylaws add a provision which provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a duty owed by any of our Directors, officers, managers, agents or employees to us or our stockholders, (3) any action asserting a claim against us or any of our Directors, officers, managers, agents or employees arising pursuant to the Maryland General Corporation Law or our charter or the amended and restated bylaws, including any disputes, claims or controversies brought by or on behalf of any of our stockholders or (4) any action asserting a claim against us or any of our Directors, officers, managers, agents or employees governed by the internal affairs doctrine of the State of Maryland.  This provision further provides that any person or entity purchasing or otherwise acquiring any interest in our shares of stock is deemed to have notice of and consented to this provision.  This provision of our amended and restated bylaws does not abrogate or supersede other provisions of our amended and restated bylaws which may require the resolution of such disputes by arbitration.

The amended and restated bylaws clarify certain other matters, including, among others, that the failure of stockholders to elect Directors at an annual meeting will not cause vacancies on the Board unless all Directors, including holdover Directors, are unwilling or unable to continue to serve.  In addition, the amended and restated bylaws amend the procedures applicable to stockholder requested special meetings, and make certain other conforming and administrative changes, such as with respect to the organization and conduct of stockholder meetings and the voting of shares by an individual on behalf of a stockholder that is a corporation or other entity.

The foregoing description of the amended and restated bylaws is not complete and is subject to and qualified in its entirety by reference to the full text of the amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.1, which is incorporated herein by reference.  In addition, a marked copy of the amended and restated bylaws indicating changes made to our bylaws as they existed immediately prior to the adoption of the amended and restated bylaws is attached hereto as Exhibit 3.2.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Amended and Restated Bylaws of Five Star Quality Care, Inc., adopted September 7, 2016.
3.2	Amended and Restated Bylaws of Five Star Quality Care, Inc., adopted September 7, 2016. (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Chief Financial Officer and Treasurer

Dated:  September 9, 2016